                                                                   EXHIBIT 10.15


                           COMMERCIAL CREDIT AGREEMENT

This Commercial Credit Agreement ("Agreement") is made and entered into this 3rd day of March 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and APPLIED SIGNAL TECHNOLOGY, INC. (the "Borrower").

                                    SECTION I
                                   DEFINITIONS


1.01. CERTAIN DEFINED TERMS. Unless elsewhere defined in this Agreement the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

      A. "ADVANCE" shall mean an advance to the Borrower under any line of credit facility or similar facility provided for in Section II of this Agreement which provides for draws by the Borrower against an established credit line.

      B. "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

      C. "COLLATERAL" shall mean any personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

      D. "DEBT" shall mean all liabilities of the Borrower less Subordinated
      Debt.

      E. "EFFECTIVE TANGIBLE NET WORTH" shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items).

      F. "ENVIRONMENTAL CLAIMS" shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (i) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Materials at, in, or from property owned, operated or controlled by the Borrower, or (ii) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      G. "ENVIRONMENTAL LAWS" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

      H. "EQUIPMENT" shall mean, in connection with the Equipment Purchase Facility contained in Section II of this Agreement, equipment as defined in the California Uniform Commercial Code.

      I. "EQUIPMENT VALUE" shall mean, in connection with the Equipment Purchase Facility contained in Section II of this Agreement, the lesser of: (i) the invoice cost of the Equipment (excluding taxes, license fees, transportation costs, insurance premiums and installation and connection expenses, fees and costs); (ii) the book value of the Equipment; or (iii) the liquidation value of the Equipment as determined by the Bank.

      J. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

      K. "EVENT OF DEFAULT" shall have the meaning set forth in the section herein entitled "Events of Default".

      L. "HAZARDOUS MATERIALS" shall mean all those substances which are regulated by, or which may form the basis of liability under any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

      M."INDEBTEDNESS" shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

      N. "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

      O. "PERMITTED LIENS" shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith, provided proper reserves are maintained therefor in accordance with generally accepted accounting procedure; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred pursuant to this Agreement; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests



                                       (1)

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which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.


      P. "REFERENCE RATE" shall mean an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate.

      Q. "SUBORDINATED DEBT" shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.


1.02. ACCOUNTING TERMS. All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.03. OTHER TERMS. Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.


                                   SECTION II
                                CREDIT FACILITIES


2.01. COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

2.02. LINE OF CREDIT FACILITY.
The Bank agrees to make loans and Advances to the Borrower, upon the Borrower's request therefor made prior to the Expiration Date (as defined below in this Section 2.02), up to a total principal amount from time to time outstanding of not more than $6,000,000.00. Within the foregoing limits, the Borrower may borrow, partially or wholly prepay, and reborrow under this Line of Credit facility.

      A. PURPOSE. Advances made under this Line of Credit shall be used for working capital purposes.

      B. INTEREST RATE. Interest shall accrue on the outstanding principal balance of Advances under this Line of Credit at a variable rate equal to the Bank's Reference Rate, per annum, as it may change from time to time. (Such rate is referred to in this Section 2.02 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

      C. PAYMENT OF INTEREST. The Borrower hereby promises and agrees to pay interest monthly on the first day of each month, commencing on April 1, 1997.

      D. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, on March 1, 1998 the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal balance of all Advances then outstanding, together with all accrued and unpaid interest thereon. Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

      E. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Line of Credit is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

      F. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon telephonic or written notice received from the Borrower in form acceptable to the Bank, which notice shall be received not later than 2:00 p.m. (California Time) on the date specified for such Advance, which date shall be a Business Day. Requests for Advances received after such time may, at the Bank's option, be deemed to be a request for an Advance to be made on the next succeeding Business Day.

      G. NON-USAGE FEE. The Borrower hereby promises and agrees to pay the following fees in connection with this facility: The Borrower shall be assessed and shall pay to the Bank each quarter in arrears, a fee in an amount equal to 0.25% of the difference (if any) between $6,000,000.00 and the average daily outstanding principal balance of Advances under this Line of Credit Facility, and the total face amount of all Letters of Credit outstanding under the Letter of Credit Facility contained in section 2.03 of this Agreement during the preceding quarter.

      H. EXPIRATION OF THE LINE OF CREDIT FACILITY. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on March 1, 1998 (the "Expiration Date"), and the Bank shall be under no further obligation to advance any monies thereafter.

      I. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit facility (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Bank is notified by the Borrower to the contrary within thirty
      (30) days after the Borrower's receipt of any such statement which is deemed to be incorrect.

      J. AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Line of Credit facility.

      In addition, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Line of Credit facility is not made when due, to charge, from time to time, against any or all of the deposit accounts maintained by the Borrower with the Bank any amount so due.

2.03. LETTER OF CREDIT FACILITY. The Bank agrees to issue standby letters of credit (each a "Letter of Credit") on behalf of the Borrower; provided however, that at no time shall the total face amount of all Letters of Credit outstanding, including the aggregate outstanding amount of those Letters of Credit issued under Section 2.02 of the Line of Credit Agreement dated June 10, 1993, and any and all addenda and riders thereto, (the "Prior Agreement") less any partial draws paid by the Bank, exceed the sum of $3,000,000.00; and provided further, that this Letter of Credit facility is a sub-facility of the above $6,000,000.00 Line of Credit facility



                                       (2)
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and at no time shall the total amount outstanding under such facility together with the total face amount of all Letters of Credit outstanding, including those issued under the Prior Agreement, less any partial draws paid by the Bank, (plus any amounts outstanding under any other sub-facilities of the above main facility) exceed the sum of $6,000,000.00.

      A. ISSUANCE FEES, COSTS AND COMMISSIONS. Upon the Bank's request, the Borrower shall promptly pay to the Bank issuance fees and such other fees, commissions, costs and any out-of-pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

      B. EXPIRATION OF FACILITY. The commitment by the Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on March 1, 1998 and no Letter of Credit shall expire on a date which is more than 90 days after such date.

      C. LIMITATIONS ON LETTERS OF CREDIT. Each Letter of Credit shall be in form and substance and in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

      D. ISSUANCE OF LETTERS OF CREDIT. Prior to the issuance of each Letter of Credit but in no event later than 10:00 a.m. (California time) on the day such Letter of Credit is to be issued (which shall be a Business Day), the Borrower shall deliver to the International Department of the Bank a duly executed form of the Bank's standard form of application for issuance of a letter of credit with proper insertions.

2.04. EQUIPMENT PURCHASE FACILITY. The Bank agrees to make loans and Advances to the Borrower, upon the Borrower's written request therefor made prior to the Expiration Date (as defined below in this Section 2.04), to assist the Borrower in purchasing items of Equipment. Each Advance made hereunder shall be in an amount not to exceed 100% of the Value of the items of Equipment being purchased; provided however, that at no time shall the total aggregate outstanding principal amount of Advances made under this Equipment Purchase Facility exceed the sum of $1,000,000.00. This Equipment Purchase Facility is on a non-revolving basis and any amounts repaid under the Equipment Purchase Facility may not be reborrowed.

      A. PURPOSE. Advances made under this Equipment Purchase Facility shall be used for the purchase of equipment by the Borrower for use in the Borrower's business.

      B. INTEREST RATE. Interest shall accrue on the outstanding principal balance of Advances under this Equipment Purchase Facility at a variable rate equal to the Bank's Reference Rate, as it may change from time to time, plus 0.500% per annum. (Such rate is referred to in this Section
      2.04 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

      C. PAYMENT OF INTEREST. The Borrower hereby promises and agrees to pay interest monthly on the first day of each month, commencing on April 1, 1997.

      D. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, on March 1, 1998 the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal balance of all Advances then outstanding, together with all accrued and unpaid interest thereon. Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

      E. FIXED RATE ALTERNATIVE PRICING. In addition to Advances based upon the Variable Rate ("Variable Rate Advances"), at the Borrower's election, the Bank hereby agrees to make Advances to the Borrower under this Equipment Purchase facility at a fixed rate ("Fixed Rate") to be quoted and offered by the Bank from time to time upon the request of the Borrower. The Bank shall only quote and offer such Fixed Rate for Advances in the minimum amount of $100,000.00 and in $100,000.00 increments thereafter and for such period of time (each an "Interest Period") as the Bank may quote and offer, provided that the Interest Period shall be for a minimum of at least 30 days and provided further that any Interest Period shall not extend beyond the Expiration Date (as defined below) of this facility. Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

Interest on any Fixed Rate Advance shall be computed on the basis of 360 days per year but charged on the actual number of days elapsed.

The Borrower hereby promises and agrees to pay the Bank interest on any Fixed Rate Advance on the basis described above with respect to the Variable Rate. If interest is not paid as and when it is due, the amount of such unpaid interest shall bear interest, until paid in full, at a rate of interest equal to the Variable Rate.

            (i) REPAYMENT OF FIXED RATE ADVANCES. Unless sooner due in accordance with other terms of this Agreement, or unless adjusted at the end of the relevant Interest Period as described below, the Borrower hereby promises and agrees to pay the Bank the principal amount of each Fixed Rate Advance, together with accrued and unpaid interest thereon, on the last day of the Interest Period pertaining to such Fixed Rate Advance.

            (ii) NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic notice which shall be received by the Bank at or before 11:00 am (California time) on a Business Day, the Borrower may elect:

                  (a) That interest on a Variable Rate Advance shall be adjusted to accrue at a quoted and offered Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

                  (b) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided however, that such notice shall be received by the Bank no later than two business days prior to the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice as prescribed herein of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the Fixed Rate, the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

            (iii) PROHIBITION AGAINST PREPAYMENT OF FIXED RATE ADVANCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NO PREPAYMENT SHALL BE MADE ON ANY FIXED RATE ADVANCE EXCEPT ON A DAY WHICH IS THE LAST DAY OF THE INTEREST PERIOD PERTAINING THERETO. IF THE WHOLE OR ANY PART OF ANY FIXED RATE ADVANCE IS PREPAID BY REASON OF ACCELERATION OR OTHERWISE, THE BORROWER SHALL, UPON THE BANK'S REQUEST, PROMPTLY PAY TO AND INDEMNIFY THE BANK FOR ALL COSTS AND ANY LOSS (INCLUDING INTEREST) ACTUALLY INCURRED BY THE BANK AND ANY LOSS (INCLUDING LOSS OF PROFIT RESULTING FROM THE RE-EMPLOYMENT OF FUNDS) SUSTAINED BY THE BANK AS A




                                       (3)

            CONSEQUENCE OF SUCH PREPAYMENT.

            (iv) INDEMNIFICATION FOR FIXED RATE COSTS. During any period of time in which interest on any Advance is accruing on the basis of a Fixed Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

            (v) INVOLUNTARY CONVERSION FROM FIXED RATE TO VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (a) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period; or (b) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Advance shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

      F. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon written notice received from the Borrower in form acceptable to the Bank, which notice shall be received by the Bank at or before 11:00 am (California time) on a Business Day. The Borrower may borrow under this Equipment Purchase Facility by requesting either:

            (i) A VARIABLE RATE ADVANCE. A Variable Rate Advance may be made on the day notice is received by the Bank; provided however, that if the Bank shall not have received notice at or before 11:00 am (California time) on the day such Advance is requested to be made, such Variable Rate Advance may be made, at the Bank's option, on the next Business Day.

            (ii) A FIXED RATE ADVANCE. The Borrower may elect that an Advance be made as a Fixed Rate Advance by requesting the Bank to provide a quote as to the rate which would apply for a designated Interest Period and concurrently with receiving such quote, giving the Bank irrevocable notice of the Borrower's acceptance of the rate quoted, provided such notice shall be given to the Bank not later than 10:00 a.m. (California time) on a date (which shall be a Business Day) at least two days prior to the first day of the requested Interest Period. Any telephonic or oral quote or offer by the Bank of a Fixed Rate for a given Interest Period may be confirmed in writing by the Bank upon the election (as provided herein) of the Borrower to accept such terms and such confirmation shall be deemed conclusive as to the terms quoted and offered.

      G. SECURITY INTEREST IN EQUIPMENT. Upon the Bank's request, the Borrower shall execute and deliver to the Bank, prior to the making of any Advance under this Equipment Purchase Facility, such documents and instruments (in form and substance satisfactory to the Bank) which the Bank may require with respect to such Advance and the perfection of the Bank's security interest in the Equipment pertaining to such Advance.

      H. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Equipment Purchase Facility is not paid within ten
      (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

      I. CONVERSION TO TERM LOAN. It is hereby agreed that the Borrower may, by giving written notice to the Bank at least one (1) day prior to March 1, 1998, convert the principal balance outstanding under the Equipment Purchase facility as of March 1, 1998 to be payable on a term loan basis. The term loan (the "Converted Term Loan") shall be in the amount of such outstanding principal balance and shall be evidenced by a promissory note or credit agreement (the "Term Agreement") containing the following payment terms: Interest shall be paid concurrently with principal. Principal shall be paid in equal monthly installments based upon a maximum of 60 equally amortized payments of the principal amount outstanding at the time of conversion. Accrued and unpaid interest under the Equipment Purchase facility shall be paid to the Bank concurrently with the Borrower's execution of the Term Agreement. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Agreement.

      J. NON-USAGE FEE. The Borrower shall be assessed and shall pay to the Bank each quarter, a fee in an amount equal to 0.250% of the difference (if any) between $1,000,000.00 and the average daily outstanding principal balance of Advances under this Equipment Purchase facility during the preceding quarter.

      K. EXPIRATION OF THE EQUIPMENT PURCHASE FACILITY. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on March 1, 1998 (the "Expiration Date").

      L. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with this Equipment Purchase Facility (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Bank is notified by the Borrower to the contrary within thirty (30) days after the Borrower's receipt of any such statement which is deemed to be incorrect.

      M. AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Equipment Purchase Facility.

      In addition, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Equipment Purchase Facility is not made when due, to charge, from time to time, against any or all deposit accounts maintained with the Bank by the Borrower any amount so due.

                                   SECTION III
                              CONDITIONS PRECEDENT


3.01. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT AND/OR FIRST ADVANCE. The obligation of the Bank to make the initial extension of credit and/or the first Advance hereunder is subject to the conditions precedent that the Bank shall have received before the date of such extension of credit and/or the first Advance



                                       (4)
all of the following, in form and substance satisfactory to the Bank:

      A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

      B. LOAN FEES. Evidence that any required loan fees and expenses as set forth above with respect to each credit facility have been paid or provided for by the Borrower.

      C. AUDIT. The opportunity to conduct an audit of the Borrower's books, records and operations and the Bank shall be satisfied as to the condition thereof.

      D. MISCELLANEOUS DOCUMENTS. Such other documents, instruments, agreements and opinions as are necessary, or as the Bank may reasonably require, to consummate the transactions contemplated under this Agreement, all fully executed.

3.02. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT AND/OR ADVANCES. The obligation of the Bank to make any extensions of credit and/or each Advance to or on account of the Borrower (including the initial extension of credit and/or the first Advance) shall be subject to the further conditions precedent that, as of the date of each extension of credit or Advance and after the making of such extension of credit or Advance:

      A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Section entitled "Representations and Warranties" herein and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

      B. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

      C. SUBSEQUENT APPROVALS, ETC. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

3.03. REAFFIRMATION OF STATEMENTS. For the purposes hereof, the Borrower's acceptance of the proceeds of any extension of credit and the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall each be deemed to constitute the Borrower's representation and warranty that the statements set forth above in this Section are true and correct.

                                   SECTION IV
                         REPRESENTATIONS AND WARRANTIES


The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

4.01. STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of California and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

4.02. AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Borrower; (ii) require any consent or approval of the stockholders of the Borrower or violate any provision of the articles of incorporation or by-laws of the Borrower; or (iii) result in a breach of or constitute a default under any material agreement to which the Borrower is a party or by which it or its properties may be bound or affected.

4.03. LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

4.04. FICTITIOUS TRADE STYLES. The Borrower currently uses no fictitious trade styles in connection with its business operations. The Borrower shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

4.05. FINANCIAL STATEMENTS. All financial statements, information and other data which may have been and which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the Borrower's financial condition and, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

4.06. LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations.

4.07. TITLE TO ASSETS. The Borrower has good and marketable title to all of its assets and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

4.08. ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

4.09. TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

4.10. ENVIRONMENTAL COMPLIANCE. The operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present properties or operations are subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; provided however, that with respect to property



                                (5)
leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have or maintain any underground storage tanks which are not properly registered or permitted under applicable Environmental Laws or which are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                                    SECTION V
                                    COVENANTS


The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

5.01. PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct its business in accordance with all applicable laws, rules and regulations.

5.02. MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall be in an amount not less than the full replacement value thereof, at the Bank's request, shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon ten
(10) days' prior written notice to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with the original policy or binder of all such insurance.

5.03. MAINTENANCE OF PROPERTIES. The Borrower shall maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

5.04. LOCATION AND MAINTENANCE OF EQUIPMENT.

      A. LOCATION. The Equipment shall at all times be in the Borrower's physical possession, shall not be held for sale or lease and shall be kept only at the following location(s): 160 Sobrante Way, Sunnyvale, CA 94086. The Borrower shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from the location(s) shown above or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

      B. EQUIPMENT SCHEDULES. Upon the Bank's demand, the Borrower shall immediately provide the Bank with a complete and accurate description of the Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, the Borrower shall immediately notify the Bank of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Bank with a complete description of any such additional or replacement Equipment.

      C. MAINTENANCE OF EQUIPMENT. The Borrower shall, at the Borrower's sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. The Borrower shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Bank. The Borrower shall not be released from any liability to the Bank hereunder because of any injury to or loss or destruction of the Equipment. The Borrower shall allow the Bank and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of business of the persons having control or possession of the Equipment.

      D. FIXTURES. The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the Borrower.

5.05. PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

5.06. INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

5.07. REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

      A. ANNUAL STATEMENTS. Not later than 90 days after the end of each of the Borrower's fiscal years, a copy of the annual financial report of the Borrower for such year, which report shall be CPA audited and certified by an officer of the corporation.

      B. ANNUAL 10K REPORTS. Not later than 10 days after filing with the Securities Exchange Commission ("SEC"), a copy of the Borrower's annual 10K report.

      C. INTERIM STATEMENTS. Not later than 45 days after the end of each quarter, the Borrower's financial statement as of the end of such quarter, certified by an officer of the corporation.

      D. QUARTERLY 10Q REPORTS. Not later than 10 days after filing with the SEC, a copy of the Borrower's quarterly 10Q report.

      E. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrower or any Guarantor as the Bank may reasonably request.



                                       (6)

5.08. PAYMENT OF DIVIDENDS. The Borrower shall not declare or pay any dividends on any class of its stock now or hereafter outstanding except dividends payable solely in the corporation's capital stock.

5.09. REDEMPTION OR REPURCHASE OF STOCK. The Borrower shall not redeem or repurchase any class of its corporate stock now or hereafter outstanding in excess of $2,000,000.00 in any one fiscal year.

5.10. LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens or as otherwise provided in this Agreement.


5.11. TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any assets of the Borrower except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration.

5.12. CHANGE IN THE NATURE OF BUSINESS. Not make any material change in the Borrower's financial structure or in the nature of the Borrower's business as existing or conducted as of the date of this Agreement.

5.13. FINANCIAL CONDITION. Maintain at all times:

      A. NET WORTH. A minimum Effective Tangible Net Worth of not less than $33,000,000.00.

      B. CURRENT RATIO. A ratio of current assets to current liabilities of not less than 2.00 to 1.00.

      C. MINIMUM NET INCOME. A minimum net profit after tax of $1.00 on a quarterly basis.

      D. DEBT SERVICE COVERAGE RATIO. A Debt Service Coverage ratio (which is defined herein as the sum of net profit plus depreciation divided by the current portion of long term debt) of not less than 2.00 to 1.00.

5.14. ENVIRONMENTAL COMPLIANCE. The Borrower shall:

      A. Conduct the Borrower's operations and keep and maintain all of its properties in compliance with all Environmental Laws.

      B. Give prompt written notice to the Bank, but in no event later than 10 days after becoming aware, of the following: (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its affiliates or any of its respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or its affiliates that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

      C. Upon the written request of the Bank, the Borrower shall submit to the Bank, at its sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to this Section.

      D. At all times indemnify and hold harmless the Bank from and against any and all liability arising out of any Environmental Claims.

5.15. NOTICE. Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $1,000,000.00; and (iii) other matters which have resulted in, or might result in a material adverse change in the financial condition or business operations of the Borrower.


                                   SECTION VI
                                EVENTS OF DEFAULT


Any one or more of the following described events shall constitute an event of default under this Agreement:

6.01. NON-PAYMENT. The Borrower shall fail to pay any Obligations within 10 days of when due.

6.02. PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Borrower (whether owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

6.03. REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

6.04. INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

6.05. EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

6.06. REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.



                                       (7)

6.07. SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

6.08. CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.

                                   SECTION VII
                               REMEDIES ON DEFAULT


 Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

7.01. ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

7.02. CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

7.03. TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

7.04. LETTERS OF CREDIT. In addition to any other remedies available to the Bank under this Agreement or otherwise, the Bank may require the Borrower to pay immediately to the Bank, for application against any drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Borrower to the Bank shall be repaid to the Borrower without interest.

7.05. NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

                                  SECTION VIII
                            MISCELLANEOUS PROVISIONS


8.01. DEFAULT INTEREST RATE. If an Event of Default has occurred and is continuing, the Bank, at its option, may require the Borrower to pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates otherwise then in effect under this Agreement.

8.02. REIMBURSEMENT OF CERTAIN COSTS IN CONNECTION WITH LETTERS OF CREDIT. The Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letters of Credit.

8.03. RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

8.04. DISPUTE RESOLUTION.

      A. DISPUTES. It is understood and agreed that, upon the request of any party to this Agreement, any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (i) this Agreement, or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") as follows:

      B. STEP I - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

      C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral or, if so secured, all parties consent to such submission.

      As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate,



                                       (8)
      stay or suspend the arbitration proceedings.

      D. STEP II - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of JAMS appointed pursuant to the provisions of Section 638(1) of the California Code of Civil Procedure, or any amendment, addition or successor section thereto, to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

      E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisional or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendency of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration.

8.05. WAIVER OF JURY. The Borrower and the Bank hereby expressly and voluntarily waive any and all rights, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, to demand a trial by jury in any action, matter, claim or cause of action whatsoever arising out of or in any way related to this Agreement or any other agreement, document or transaction contemplated hereby.

8.06. RESTRUCTURING EXPENSES. In the event the Bank and the Borrower negotiate for, or enter into, any restructuring, modification or refinancing of the Indebtedness under this Agreement for the purposes of remedying an Event of Default, The Bank, may require the Borrower to reimburse all of the Bank's costs and expenses incurred in connection therewith, including, but not limited to reasonable attorneys' fees and the costs of any audit or appraisals required by the Bank to be performed in connection with such restructuring, modification or refinancing.

8.07. ATTORNEYS' FEES. In the event
of any suit, mediation, arbitration or other action in relation to this FAgreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

8.08. NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

8.09. WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

8.10. CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

8.11. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

8.12. JURISDICTION. This Agreement, any notes issued hereunder, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit. 8.13. HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

8.14. ENTIRE AGREEMENT. This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.



                                (9)

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                    BORROWER:

SANWA BANK CALIFORNIA                    APPLIED SIGNAL TECHNOLOGY, INC.

BY:   [SIG]                              BY:   [SIG]
   ---------------------------------        -----------------------------------
 JILLIAN MATHUR, AUTHORIZED OFFICER      GARY L. YANCEY, CHIEF EXECUTIVE OFFICER
                                         AND PRESIDENT

ADDRESS:                                 BY:   [SIG]
                                            -----------------------------------
San Jose Commercial Banking Center       BRIAN OFFI, CHIEF FINANCIAL OFFICER
220 Almaden Blvd.
San Jose, CA  95113
                                         ADDRESS:
                                         160 Sobrante Way
                                         Sunnyvale, CA  94086




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